Exhibit 10.a

                              HEILIG-MEYERS COMPANY
                       EXECUTIVE INCOME CONTINUATION PLAN

The Board of Directors of Heilig-Meyers Company hereby establishes this Executive Income Continuation Plan, effective as of June 1, 1998.


1.       Definitions.

         (a) Agreement. The Heilig-Meyers Company Executive Income Continuation Agreement between the Company and a Participant.

         (b) Beneficiary. A person or persons or other entity designated by the Participant to receive the payment of the Participant's benefits under this Plan. If there is no valid designation by the Participant, or if the designated Beneficiary is not living or, if a trust, is not in existence at the time of the Participant's death, then the Participant's Beneficiary is the Participant's estate.

         (c) Benefit Commencement Date. The date a Participant or a Beneficiary begins to receive payment of the Plan Benefit.

         (d) Benefit Percentage. The percentage of a Participant's Final Compensation used to determine the benefit provided in accordance with the Plan.

         (e)  Board.  The Board of Directors of the Company.

         (f)  Change of Control.

                  (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

                  (ii)   Individuals   who,  as  of  the  date  hereof,
constitute the Board (as of the date hereof the 'Incumbent
Board') cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company
(within the scope of Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

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                  (iii) Approval by the  shareholders of the Company of
a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

         (g)  Company.  Heilig-Meyers Company, a Virginia corporation.

         (h) Code. The Code means the Internal Revenue Code of 1986, as amended.

         (i)  Committee.  The Compensation Committee of the Board.

         (j) Compensation. For any completed fiscal year of the Company,(i) all base salary attributable to the Participant and (ii) any bonuses awarded to the Participant for the Participant's performance during such fiscal year, regardless of whether such bonuses were actually paid in a subsequent fiscal year (specifically excluding any bonuses paid to the Participant during such fiscal year but attributable to the Participant's performance in another fiscal year).

         (k) Disability or Disabled.The terms Disability or Disabled shall have the meanings assigned to them in the Company's Long Term Disability Plan as amended from time to time.

         (l) Due Cause. (i) The commission of a crime of moral turpitude resulting in damage to the Company; (ii) the commission of a crime against the property or person of another employee, or of the Company. The Board shall, in its discretion, determine whether Due Cause exists.

         (m) Early Retirement.A Participant's retirement at or after age 60 but before age 65 or a Participant's retirement before age 60 as determined by the Committee in its sole discretion. For Participants listed on Schedule B, Early Retirement shall mean the separation from service before age 65.

         (n)  Effective Date.  June 1, 1998.

         (o) Eligible Employee. An officer of the Company having the rank of Senior Vice-President of the Company, or higher, or the equivalent officer level of an operating subsidiary.

         (p) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         (q) Final Compensation. The highest amount of Compensation (as defined herein) attributable to the Participant in any one of the three completed fiscal years immediately preceding the first day of the month in which Participant's Normal Retirement occurs or in which the Participant dies, becomes Disabled or separates from employment before attaining age 65.

         (r)  Normal Retirement.  A Participant's Retirement at or after age 65.

         (s) Participant. An Eligible Employee who is participating in the Plan in accordance with Section 3.

         (t)  Plan.The Heilig-Meyers Company Executive Income Continuation Plan.

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         (u)  Plan Benefit.    The benefit provided in accordance with the Plan.

         (v) Plan Year. March 1 through the following February 28 or February 29 in leap years.

         (w) Plan Entry Date. The first March 1 after the Eligible Employee becomes eligible as a result of new employment or promotion, or, in the case of an Eligible Employee who is listed on Schedule A attached to and incorporated into this Plan, the date identified as the Eligible Employee's Plan Entry Date on Schedule A.

         (x) Prior Agreement. An Executive Supplemental Retirement Agreement between the Company and an Eligible Employee executed before the Effective Date.

         (y)  Reduction  Percentage.  The  percentage  calculated  according  to
Section 4.

         (z)  Tier. Level of employment.

         (aa) Years of Plan Service. Years of Service beginning after the Eligible Employee's Plan Entry Date and during which the Eligible Employee is employed at Tier III, II or I and is participating in the Plan.

         (ab) Years of Service. The term "Years of Service" shall have the meaning assigned to it in the Company's Employees' Profit Sharing and Retirement Savings Plan as amended from time to time.


2.       Purpose, Determination of Rights.

         (a) Purpose. The purpose of the Plan is to provide supplemental retirement income to a Participant. The Plan is intended to be (and shall be construed and administered as) an "employee pension benefit plan" under the provisions of ERISA which is unfunded and is maintained by the Company solely to provide retirement income to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in Section 401(a) of the Code or Section 3(2)(A) of ERISA.

         (b) Determination of Rights. The rights, if any, of any person whose status as an employee of the Company has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.


3.       Eligibility and Accrual.

         (a) Eligibility. An Eligible Employee is eligible to participate in the Plan on the Plan Entry Date, provided that said Eligible Employee completes and delivers to the Company an Agreement in the form prescribed by the Committee within ninety (90) days of the Participant's Plan Entry Date. Any questions of whether an officer of the Company is employed at the level of Senior Vice-President of the Company, or higher or the equivalent officer level of an operating subsidiary shall be determined by the Committee, in its sole discretion, in accordance with Company policy on such matters. In the event that a Participant who is not identified on Schedule A becomes no longer employed at Tier III, II or I before the Participant completes five (5) Years of Plan Service, the Committee shall further have the sole discretion and authority to terminate the Participant's Agreement and to advise the Participant of same. In the event that a former Participant whose Agreement has been terminated as

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provided in the previous  sentence becomes  reemployed at Tier III, II or I and, as a result of such promotion to Tier III, II or I, becomes eligible to participate in the Plan, such Eligible Employee shall be credited with the number of Years of Plan Service that the Eligible Employee has already completed for purposes of determining Years of Plan Service accrued under Section 3(b). Any questions regarding the number of Years of Plan Service that the Eligible Employee has previously completed shall be determined by the Committee, in its sole discretion, in accordance with Company policy on such matters.

          (b) Accrual.
               (i) Normal Retirement or Death. The Normal Retirement or death benefits under this Plan for the Participants listed on the attached Schedule A shall become 100% accrued upon the execution of an Agreement with the Company and the termination of the Prior Agreement if the Participant has executed a Prior Agreement. The Normal Retirement or death benefits under this Plan for a Participant who is not listed on Schedule A shall become 100% accrued upon the completion of five (5) Years of Plan Service, regardless of the Tier at which the Participant is employed at the time of the Participant's Normal Retirement or death.

               (ii) Early Retirement.The Early Retirement benefits under this Plan shall become 100% accrued after the Participant's completion of (i) a total of twenty (20) Years of Service and (ii) ten (10) Years of Plan Service, regardless of the Tier at which the Participant is employed at the time of the Participant's Early Retirement. Notwithstanding anything in this Section 3(b)(ii) to the contrary, the Early Retirement benefits under this Plan for the Participants listed on Schedule B shall become 100% accrued upon the execution of an Agreement with the Company and the termination of the Prior Agreement.

               (iii) Disability. A Participant's Disability benefits under this Plan shall become 100% accrued after the completion of (i) a total of twenty
(20) Years of Service and (ii) ten (10) Years of Plan Service, regardless of the Tier at which the Participant is employed at the time of the Participant's Disability.

Except as expressly provided in this Section 3(b), Participant shall have no accrued benefits under this Plan.


4.       Benefit and Reduction Percentages.

(a) Applicable  Benefit  Percentage.  The applicable Benefit Percentage shall depend on the Participant's Tier at the time of the Participant's Early Retirement, Normal Retirement, Disability or death as defined in the Participant's Agreement. Tier I shall be the level of Chief Executive Officer or Chief Operating Officer; Tier II shall be the level of Executive Vice-President; and Tier III shall be other qualifying Participants. The following schedule sets forth the applicable Benefit Percentage for each Tier at the time of a the event giving rise to the payment obligation:

                  TIER                      APPLICABLE BENEFIT PERCENTAGE

                  I                                           25%
                  II                                          22.5%
                  III                                         20%


(b) Reduction Percentage. The Reduction Percentage for payments otherwise provided for under this Plan shall be calculated by subtracting 5% from 100% for every year that the Participant's age is under the age of 65. For example, the Reduction Percentage would be 95% for age 64; 90% for age 63; 85% for age 62 and so on, but solely as provided for below.

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5.       Benefit Entitlement and Payment.

(a)      Retirement.

(i) Normal Retirement. If the Participant separates from service at or after age 65, upon such separation from service, he will be entitled to receive a Plan Benefit that will be distributed in monthly payments (or such other periodic payments as the Committee and the Participant may agree) for a fifteen (15) year period beginning on the Benefit Commencement Date provided that a Participant who is not listed on Schedule A has completed five (5) Years of Plan Service. The Benefit Commencement Date shall be the first day of the month following the Participant's separation from service. The Plan Benefit for the first Plan Year shall be equal to the product of the applicable Benefit Percentage and the Participant's Final Compensation. The Plan Benefit for each subsequent Plan Year for which a Plan Benefit is payable shall be an amount equal to the previous Plan Year's Plan Benefit increased by four percent (4%).

(ii) Early Retirement. If the Participant separates from service at or after age 60, but before age 65, upon such separation from service, he will be entitled to receive a Plan Benefit that will be distributed in monthly payments (or such other periodic payments as the Committee and the Participant may agree) for a fifteen (15) year period beginning on the Benefit Commencement Date, provided that the Participant has completed (i) a total of twenty (20) Years of Service and (ii) ten (10) Years of Plan Service. The Benefit Commencement Date shall be the first day of the month following the Participant's separation from service. The Plan Benefit for the first Plan Year beginning on the Benefit Commencement Date shall be equal to the product of the applicable Benefit Percentage and the Participant's Final Compensation, which product shall then be multiplied by the applicable Reduction Percentage. The Plan Benefit for each subsequent Plan Year for which a Plan Benefit is payable shall be an amount equal to the previous Plan Year's Plan Benefit increased by four percent (4%). If the Participant separates from service prior to age 60 and prior to the completion of (i) a total of twenty (20) Years of Service and (ii) ten (10) Years of Plan Service, then the Participant shall not be entitled to a Plan Benefit. However, if the Participant retires before age 60, but the Participant has completed (i) a total of twenty (20) Years of Service and (ii) ten (10) Years of Plan Service, his entitlement to receive a Plan Benefit is in the sole discretion of the Committee. Notwithstanding anything in this Section 5(a)(ii) to the contrary, upon the separation from service of the Participants listed on Schedule B before age 65 for any reason other than Due Cause, the Participants listed on Schedule B will be entitled to receive an Early Retirement Plan Benefit that shall be the present discounted value of the Plan Benefit that would have been paid over a fifteen (15) year period under this Plan upon such Participant's Normal Retirement, and such Plan Benefit shall be paid to the Participant in a lump sum within thirty (30) days of his separation from service, regardless of the Participant's Years of Service or Years of Plan Service. In determining the present discounted value of the Plan Benefit for the Participants listed on Schedule B under this Section 5(a)(ii), the interest rate employed shall be equal to 120% of the Applicable Federal Rate determined under Code Section 1274(d), compounded semi-annually.

(b)      Death.

(i) Post-Retirement Death. If the Participant dies after separation from service with entitlement to a Plan Benefit as provided in Section 5(a)(i) or 5(a)(ii) above, but before he has received all of his Plan Benefit payments, the balance of the Plan Benefit payments due to him as otherwise provided in the Plan shall be made to the Participant's Beneficiary. Payments to the Participant's Beneficiary shall be distributed on a monthly basis unless the Committee selects annual payments or a lump sum payment present value equivalent. In determining

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the present value equivalent,  the interest rate employed shall be equal to 120%
of the Applicable Federal Rate as determined under Code Section 1274(d), compounded semi-annually.

(ii) Pre-Retirement Death. If the Participant continues to be employed by the Company and dies before his Normal Retirement, provided that a Participant who is not listed on Schedule A has five (5) Years of Plan Service, his Beneficiary shall receive a pre-retirement annual death benefit, which shall be paid, in lieu of the Plan Benefit, to his Beneficiary in a series of monthly payments for a period of ten years. For the first two years, the pre-retirement annual death benefit payment will be equal to 100% of the Final Compensation, and for the next eight years, the pre-retirement annual death benefit payment will be equal to 50% of the Final Compensation. The Benefit Commencement Date for a Plan Benefit as a result of the Participant's pre-retirement death shall occur on the first day of the month which is within ninety (90) days after the Participant's pre-retirement death.

(c) Disability. If the Participant becomes Disabled before his Normal Retirement and if, at the time that the Participant became Disabled, the Participant has completed (i) a total of twenty (20) Years of Service and ten
(10) Years of Plan Service, he shall receive a Plan Benefit, subject to the provisions of Section 10(c), which for the first Plan Year beginning on the Benefit Commencement Date shall be equal to the product of the applicable Benefit Percentage, the Participant's Final Compensation and the applicable Reduction Percentage. The Plan Benefit shall be distributed in monthly payments (or such other periodic payments as the Committee and the Participant may agree) for a fifteen (15) year period beginning on the Benefit Commencement Date. The Plan Benefit each subsequent annual Plan Year for which a Plan Benefit is payable shall be an amount equal to the previous Plan Year's Plan Benefit increased by four percent (4%). The Benefit Commencement Date for a Plan Benefit as a result of the Participant's Disability shall occur on the first day of the month after the Participant's Disability. If the Participant dies before receiving all of the Plan Benefit payments due on account of Disability, the balance of the payments due shall be paid to the Participant's Beneficiary.

(d) Termination of Employment for Due Cause. Notwithstanding any other provision to the contrary, if the Participant's employment with the Company is terminated for Due Cause, he shall not be entitled to receive any benefits under this Plan regardless of the Participant's age or Years of Service.


6.       Designation of Beneficiary.

(a) Designation of Beneficiary. The Participant may designate a Beneficiary to receive any benefits due under this Plan upon the Participant's death. The Beneficiary designation must be made by executing a Beneficiary designation form provided by the Committee.

(b) Use of Form. The Participant may change an earlier Beneficiary designation by a later execution of a Beneficiary designation form.

(c) Death of Beneficiary. If the Beneficiary is a person, and that person dies before receiving all of the Plan Benefit payments due, the balance of the payments due shall be paid to the Beneficiary's estate.


7.       Administration.

(a) Administration by Committee. The Plan is administered by the Committee. The Committee shall have the sole and exclusive authority and discretion to interpret and construe the provisions of the Plan, to decide any question that may arise regarding the rights of employees, Participants and Beneficiaries, and

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the amounts of their respective  interests,  to adopt such rules and to exercise such powers as the Committee may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Committee by the terms of the Plan. Subject to Section 7(b), the Committee's interpretation and construction of the Plan or any Agreement is final and conclusive.

(b) Claims Process. If for any reason a benefit due under the Plan is not paid when due the individual entitled to such benefit may file a written claim with the Committee. If the claim is denied or no response is received within ninety
(90) days (in which case the claim will be deemed to have been denied), the individual may appeal the denial to the Board within sixty (60) days of the denial. In pursuing an appeal, an individual may request that a responsible officer review the denial, may review pertinent documents, and may submit issues and comments in writing. A decision on appeal will be made within sixty (60) days after the appeal is made, unless special circumstances require the Board to extend the period for another sixty (60) days.

(c) Limitation of Liability. No member of the Board or the Committee and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall Company be liable to any person for any action taken or omitted in connection with the administration of the benefit under the Plan unless attributable to his own fraud or willful misconduct on the part of a director, officer or employee of the Company.

(d) Records. The Committee shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to all Participants and their rights and duties under the Plan. The Committee shall have the duty to maintain account records of all Participants.

(e) Communication with Participants. The Committee shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents to be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Committee.


8.       Funding; Segregated Assets.

(a) Unfunded Plan. This Plan is intended to be "unfunded" for purposes of both the Code and ERISA. The obligation of the Company to make payments under this Plan constitutes nothing more than an unsecured promise of the Company to make such payments, and any property of the Company that may be set aside for the payment of benefits under this Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such benefits are distributed in accordance with Section 5 hereof. No Participant hereunder shall have any interest or right to assets the Company may set aside to be used to pay benefits under the Plan. The rights of a Participant shall be no greater than those of an unsecured general creditor with respect to the assets of the Company.

(b) Segregation of Assets in Trust. The Company may, but shall not be obligated to segregate assets in trust or otherwise for the purpose of paying obligations under this Plan.


9.       Restrictive Covenants.

(a) Non-Competition. While a Participant is receiving benefits from the Company under the Plan, he shall not in the United States of America, directly or indirectly, either for himself or any other person, own, manage, control,

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participate  in,  acquire a greater than 5% interest  in,  permit his name to be used by, act as consultant or advisor to, render services for (along or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any entity that engages in or owns, invests in, manages or controls any venture or enterprise engaged in the retail furniture industry (or any business of the type that constitutes a substantial portion of the Company's business).

(b) Anti-Piracy; Confidentiality. While a Participant is receiving benefits from the Company under the Plan, (i) the Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Participant during the Participant's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts of the Participant or representatives of the Participant in violation of this provision) and (ii) the Participant shall not, without the prior written consent of the Company or except as may otherwise be required by law or legal process, divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

(c) Forfeiture of Plan Benefit Upon Breach. Notwithstanding anything in
Section 5 to the contrary, the Company shall have no further obligation to make payments to the Participant or the Beneficiary if Participant fails to meet the conditions to receipt of benefits or fails to observe the covenants set forth in this Section 9. For the purpose of the determinations made under this Section, the opinion of the Board shall be conclusive.


10.      Miscellaneous.

(a) Amendment or Termination. The Board reserves the sole and exclusive right to amend or terminate this Plan, provided that if the Plan is amended or terminated in the future, such amendment or termination will not reduce the Plan Benefit then accrued under the provisions of Sections 3 and 5 and further provided that this Plan may not be amended or terminated upon a Change of Control as to those Eligible Employees who are Participants at the time of the Change of Control.

(b) Restrictions on Transfer.  Any benefits to which the Participant or his Beneficiary may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements, or torts of the Participant or his Beneficiary. This Plan does not give the Participant or his Beneficiary any interest, lien, or claim against any specific asset of the Company. The Participant and his Beneficiary have only the rights of general creditors of the Company.

(c) Incapacity. If the Committee determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Committee may cause the payments becoming due to such person to be made to another for his benefit. Payments made pursuant to this Section shall, as to such payment, operate as a complete discharge of the Plan, the Company and the Committee.

(d) Successors and Assigns. This Plan shall be binding on the Company, its successors, and assigns. Should there be a consolidation or merger of the Company with or into another corporation, or a purchase of all or substantially all of the assets of the Company by another entity, the surviving or acquiring corporation will succeed to the rights and obligations of the Company under this Plan and all Agreements hereunder.

(e) No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or to give any Participant any equity or other interest in the assets, business, or affairs of the Company.

(f)  Construction.  This Plan is to be construed in accordance with (i)
ERISA and (ii) the laws of the Commonwealth of Virginia to the extent not superseded by ERISA or the laws of the United States of America. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions. If a provision of this Plan is not valid, that invalidity does not affect other provisions.

(g) Notification of Addresses. Each Participant shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no such address was filed with the Committee, then to the last post office address of the Participant or beneficiary as shown on the Company's records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Committee nor any Company shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary.


In Witness Whereof, the Company has adopted this Executive Income Continuation Plan as of the date set forth above.

SCHEDULE A
TO
HEILIG-MEYERS COMPANY
EXECUTIVE INCOME CONTINUATION PLAN


PARTICIPANTS

                                           Total Years               Years of
                              Company      of Service    Plan      Plan Service
Name                          Service     (As of June    Entry     (As of June
                               Date         1, 1998)     Date         1, 1998)
                              -------     -----------  ---------    ----------
---------------------------
TIER I
---------------------------

DeRusha, William               9/4/69              28     3/1/86            12
Peery, Troy                    9/5/72              25     3/1/86            12

TIER II
-----------------------

Cerza, James                   11/1/88             9      3/1/89            9
Jenkins, Joseph                1/1/88              10     3/1/88            10
Riddle, James                  5/28/85             13     3/1/86            12
Stern, Pat                     4/28/97             1      3/1/97            1
Thornton, Buck                 2/24/97             1      3/1/97            1

TIER III
-----------------------

Biggs, Perry                   6/14/76             21     3/1/97            1
Crump, Tom                     8/17/92             5      3/1/97            1
Dieter, William                7/23/73             24     3/1/86            12
Dowdell, Michael               7/7/97              0      3/1/97            1
Dugan, Joel                    1/29/85             13     3/1/97            1
Gauthier, Efrain Rivera        2/1/95              3      3/1/95            3
Gay, W. Gerald                 11/1/65             32     3/1/94            4
Glover, James M.               10/18/71            26     3/1/94            4
Goodman, Roy                   1/2/80              18     3/1/95            3
Hamilton, John                 6/12/72             25     3/1/94            4
Helms, Ed                      4/2/79              19     3/1/87            11
Hodges, Kyle                   4/26/76             22     3/1/97            1
Hucks, Terry                   10/21/85            12     3/1/97            1
Kays, Douglas                  5/17/76             22     3/1/97            1
Kimbrell, Curtis               2/26/90             8      3/1/94            4
Kimbrell, Bill                 8/15/73             24     3/1/97            1
Page, Roy                      7/17/62             35     3/1/94            4
Poythress, H.C.                7/29/91             6      3/1/93            5
Sniffin, Jack                  8/11/69             28     3/1/90            8
Studner, Jon                   7/1/97              0      3/1/97            1
Thompson, Bill                 9/1/66              31     3/1/94            4
Wood, Fred                     3/29/71             27     3/1/94            4

SCHEDULE B
TO
HEILIG-MEYERS COMPANY
EXECUTIVE INCOME CONTINUATION PLAN

LIST OF GRANDFATHERED TIER I EMPLOYEES

William C. DeRusha

Troy A. Peery, Jr.